Exhibit 99.1

TPI Reports Second Quarter Fiscal Year 2012 Financial Results

CHENGDU, China, Feb. 14, 2012 -- Tianyin Pharmaceutical Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine (mTCM), branded generics and active pharmaceutical ingredients (API) announced financial results for the second quarter of Fiscal Year 2012.
Second quarter fiscal year 2012 ended December 31, 2011 financial highlights:

•	2Q FY2012 revenue delivered $18.2 million compared with $25.3 million in 2Q FY2011,
•	2Q FY2012 operating income delivered $2.1 million, compared with $5.3 million in 2Q FY2011,
•	Net Income was $1.7 million compared with $5.9 million in 2Q FY2011,
•	Earnings per share of $0.06 per basic share, or $0.06 per diluted share, compared with $0.21 per basic share, or $0.20 per diluted share in 2Q FY2011,
•	Cash and cash equivalents totaled $36.9 million on December 31, 2011,
•	Operating cash flow for the six months ended December 31, 2011 was $8.2 million, compared with $10.8 million for the six months ending December 31, 2010.

2Q FY2012 Results
	2Q FY2012	2Q FY2011	YoY
Sales	$18.2 million	$25.3 million	-28.0%
Gross Profit	$6.1 million	$11.3 million	-46.3%
Operating Income	$2.1 million	$5.3 million	-60.3%
Net Income	$1.7 million	$5.9 million	-71.2%
EPS (Diluted)	$0.06	$0.20	-70.0%
Diluted Shares	29.4 million	30.5 million	-3.6%

Sales for the quarter ended December 31, 2011 was $18.2 million, a decrease of 28.0% as compared to $25.3 million for the quarter ended December 31, 2010, but a slight gain from the first quarter of fiscal 2012 which was $17.5 million. The sales decrease from the prior year was mainly due to 1) generic pricing pressure, 2) government policy to prioritize Essential Drug List (EDL) drug sales that led to the sales and margin compression of higher margined generic pharmaceuticals, and 3) in the quarter ended December 31, 2010, ahead of the current healthcare reform policies being enforced, downstream customers had significantly built up their inventory which led to a revenue gain of 69.6% for TPI from the prior year.

Our five core product sales are: Gingko Mihuan (GMOL): $4.3 million; Apu Shuangxin (APU): $0.77 million; Azithromycin (AZI): $0.80 million; Xue Lian Chong Cao (XLCC): $0.78 million; and Qing Re Jie Du (QR): $0.83 million. These products totaled $7.5 million in sales, representing 41% of the total quarterly revenue. This is a gain of 33.9% from the first quarter fiscal 2012 during which core product sales totaled $5.6 million, or 32% of the quarterly revenue.

Gross Margin for the quarter ended December 31, 2011 was 33.1% as compared to 44.7% for the quarter ended December 31, 2010. The factors that influence the gross margins are mainly raw material prices and production cost.

During the second quarter, our organic product portfolio delivered 42.4% gross margins, 9% lower than 51.4% for the quarter ended December 31, 2010. The reduction in gross margins are due to 1) generic pricing pressure, 2) distribution business through Tianyin Medicine Trading (TMT) delivered $4.5 million at approximately 10% gross margin, and 3) increase of raw material costs.

Based on the blend of the TMT lower margin revenue and the current pricing restriction, our overall gross margin in the near term, on a quarter to quarter comparison basis, may trend lower, but on a sequential basis should stabilize depending on the sales mix of TMT, JCM API revenue as compared to the proprietary portfolio revenue performance.

Operating Expenses were $4.0 million for the quarter ended December 31, 2011, as compared to $6.0 million for the quarter ended December 31, 2010 and also compared with $3.7 million in the first quarter of fiscal 2012. The decrease in operating expenses is mainly associated with 1) the lower sales and marketing costs as a result of lower sales, and 2) in the prior year, there was a one-time restricted stock compensation impact of approximately $0.5 million in the quarter ended December 31, 2010.

Net Income was $1.7 million for the quarter ended December 31, 2011, as compared to the net income of $1.5 million for the first quarter of fiscal 2012, and also compared to net income of $6.0 million which includes $1.6 million non-cash gain due to the change in fair value of warrants liability for the quarter ended December 31, 2010, a decrease of $4.3 million. Net profit margins for the three months ended December 31, 2011 decreased to 9.0% from 17.4% for the three months ended December 31, 2010, and also compared with 8.6% for the first quarter of fiscal 2012.

Diluted earnings per share for the quarter ended December 31, 2011 were $0.06 based on 29.4 million shares, a decrease of 70% from the earnings of $0.20 per diluted share for the quarter ended December 31, 2010, based on 30.5 million shares which include approximately $0.05 per share non-cash gain due to the change of fair value of warrants liability.

Balance Sheet and Cash Flow

As of December 31, 2011, we had cash and cash equivalents of $36.9 million. Net cash generated from operating activities was $8.1 million for the six months ended December 31, 2011, compared with $10.8 million operating cash flow for the six months ended December 31, 2010. The improvement in operating cash flow was primarily the result of accounts receivable collection and reduced inventory. The Days Sale Outstanding (DSO) for the quarter was 20.4 days improving from 27.5 days for the quarter ended December 31, 2010. We believe that TPI is adequately funded to meet all of the working capital and capital expenditure needs for FY2012.

Business Development & Outlook

GMOL Capsule formulation

In November 2011, we announced the formulation expansion program for our flagship product GMOL (SFDA certification number: H20013079; patent number: 20061007800225). GMOL, the proprietary prescription medicine for TPI, is used nationwide in China to treat brain ischemia and infarction, coronary heart diseases, memory dysfunction and other neurological disorders. The new capsule formulation is more convenient to carry while traveling, adding to its ease of use for those long term treatment users. In addition, the cost of production and packaging material for the capsule formulation will reduce the overall cost of sales by 70% while extending the expiration period to 3 years from the current 2 years for oral liquid form. The new capsule formulation is expected to support the revenue growth of GMOL at approximately 30% year over year and improve the gross margin of GMOL products to 75% or higher. TPI will also apply for patent protection for the new capsule formulation. The R&D cost associated with the capsule formulation is estimated at $1-2 million.

Jiangchuan Macrolide Project (JCM)

In January 2012, following a series of the internal quality assessment and the environmental safety and impact assessment, JCM was approved for its GMP certification designated as "CHUAN M0799" valid through the period of December 31, 2011 until December 31, 2015.

Qionglai (QLF) Project

In preparation for the new Good Manufacturing Practice (GMP) standards stipulated by the PRC government in early 2011, TPI initiated the process of optimizing the manufacturing facilities and production lines in compliance with the new GMP standards by 2013. Concurrently, the city of Chengdu has re-designated various industrial parks of nearby counties to for particular industries such as automobile, biotechnologies, pharmaceuticals and chemical engineering for individual locations. As a consequence, TPI's manufacturing facility at the Longquan district, east of Chengdu, which is designated for automotive industry, is scheduled to be relocated to Qionglai city, south of Chengdu, which is designated for pharmaceutical industry. The QLF is approximately 18 miles from the Company's recently completed Jiangchuan macrolide (JCM) facility. The proposed relocation project also includes our TCM pre-extraction plant which is located near the center of city of Chengdu surrounded by rapidly expanding residential area.

On February 13, 2012, TPI announced the official start of its Qionglai Facility (QLF) project following the initial planning period. The Phase I of QLF project will be the construction of the pre-extraction plant which is targeted for completion by the end of 2012 calendar year.

The pre-extraction is the first step of the manufacturing process of modernized traditional Chinese medicine (mTCM). The pre-extraction facility will conduct initial processing of TCM raw material, separation using alcohol or water precipitation, filtration, centrifugation, concentration and purification of TCM pharmaceutical ingredients which will be further processed for the production of mTCM at the formulation facility.

The QLF occupies 80 mu or 53,000 m2. Both pre-extraction plant and the formulation plant are to be relocated. The combined QLF plant, designed and constructed according to the latest GMP standards, is expected to relieve the current capacity saturation at TPI's facilities. The re-location and construction cost is estimated at $25 million for Phase I which will expand the current capacity by 30%. For Phase II QLF, an additional $10 million may be employed to double the current capacity by 2013.ally begun after the initial planning stage.

Conference Call

Senior management of TPI will host its earnings conference call for the second quarter of fiscal 2012 ending December 31, 2011 at 8:30 a.m. ET on Tuesday, February 14, 2012.
Interested parties may access the call by dialing +1-877-941-1427 (U.S.), 1-480-629-9664 (International)

The conference ID is 4512254. It is advisable to dial in approximately 5 minutes prior to the start of the call.

A replay will be available by calling +1-877-870-5176 (U.S.), 1-858-384-5517 (International), from 2/14/2012 at 11:30 am ET till 2/28/2012 at 11:59 pm ET, Replay Pin Number:  4512254

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at the following link: http://viavid.net/dce.aspx?sid=00009369

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, modernized traditional Chinese medicines, branded generics and other pharmaceuticals. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 7 are included in the essential drug list of China. TPI's pipeline targets various high incidence healthcare indications.

For more information about TPI, please visit: http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:
Investors Contact: ir@tpi.asia
Web:   http://www.tianyinpharma.com
Tel: +86-28-8551-6696 (Chengdu, China)
      +86 134-36-550011 (China)
Address:
23rd Floor Unionsun Yangkuo Plaza
No. 2, Block 3, South Renmin Road
Chengdu, 610041
China

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Balance Sheets
	December 31,	June 30,
	2011	2011
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$36,908,404	$31,724,906
Restricted cash	3,116,520	-
Accounts receivable, net of allowance for doubtful accounts of $141,034
and $421,079 at December 31, 2011 and June 30, 2011, respectively	9,021,527	9,036,030
Inventory	4,106,289	4,932,353
Advance payments	-	1,639,820
Other current assets	205,051	62,951
Total current assets	53,357,791	47,396,060

Property and equipment, net	27,504,810	27,465,915

Intangibles, net	17,889,581	15,339,194

Total assets	$98,752,182	$90,201,169

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$2,703,892	$2,063,792
Accounts payable – construction related	1,274,220	1,824,067
Short-term bank loans	4,407,200	2,784,600
Trade notes payable	2,675,800	-
VAT taxes payable	339,095	674,974
Income taxes payable	600,114	930,418
Other taxes payable	85,810	124,154
Other current liabilities	497,281	519,602
Total current liabilities	12,583,412	8,921,607

Total liabilities	12,583,412	8,921,607

Equity
Stockholders' equity:
Common stock, $0.001 par value, 50,000,000 shares authorized,	29,396	29,396
29,396,276 shares issued and outstanding at December 31, 2011 and June 30, 2011
Additional paid-in capital	30,065,452	30,065,452
Statutory reserve	5,409,764	5,409,764
Treasury stock	(111,587)	(111,587)
Retained earnings	42,562,805	39,374,018
Accumulated other comprehensive income	7,592,341	6,077,299
Total stockholders' equity	85,548,171	80,844,342

Noncontrolling interest	620,599	435,220

Total equity	86,168,770	81,279,562

Total liabilities and equity	$98,752,182	$90,201,169

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Statements of Operations (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Sales	$18,236,701	$25,333,853	$35,765,279	$47,284,667

Cost of sales	12,148,399	13,999,623	23,823,928	25,139,312

Gross profit	6,088,302	11,334,230	11,941,351	22,145,355

Operating expenses:
Selling expenses	2,801,630	4,414,759	5,278,956	8,376,898
General and administrative expenses	1,022,039	1,332,676	2,041,161	3,357,763
Research and development	210,784	258,702	421,499	516,677
Total operating expenses	4,034,453	6,006,137	7,741,616	12,251,338

Income from operations	2,053,849	5,328,093	4,199,735	9,894,017

Other income (expenses):
Interest income	43,246	27,318	78,207	57,598
Interest expense	(82,930)	(21,734)	(132,775)	(42,808)
Change in fair value of warrants liability	-	1,555,421	-	1,282,404
Gain on disposal of fixed assets	229,110	-	229,110	-
Other expenses	(5,115)	-	(9,833)	-
Total other income	184,311	1,561,005	164,709	1,297,194

Income before provision for income tax	2,238,160	6,889,098	4,364,444	11,191,211

Provision for income tax	556,590	942,068	1,175,657	1,847,507

Net income	1,681,570	5,947,030	3,188,787	9,343,704

Less: Net loss attributable to
noncontrolling interest	(56,035)	(8,785)	(74,058)	(16,629)

Net income attributable to Tianyin
Pharmaceutical Co., Inc.	1,737,605	5,955,815	3,262,845	9,360,333

Basic earnings per share	$0.06	$0.21	$0.11	$0.33
Diluted earnings per share	$0.06	$0.20	$0.11	$0.31

Weighted average number of common
shares outstanding
Basic	29,396,276	27,986,026	29,396,276	27,939,271
Diluted	29,396,276	30,524,479	29,396,276	30,477,723

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Statements of Comprehensive Income (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net income	$1,681,570	$5,947,030	$3,188,787	$9,343,704

Other comprehensive income
Foreign currency translation adjustment	567,535	814,035	1,515,042	1,766,917

Comprehensive income	2,249,105	6,761,065	4,703,829	11,110,621

Less: comprehensive income (loss) attributable
to noncontrolling interest	(52,025)	178,443	185,379	389,762

Comprehensive income attributable to
Tianyin Pharmaceutical Co., Inc.	$2,301,130	$6,582,622	$4,518,450	$10,720,859

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Statements of Cash Flows (Unaudited)
	For the Six Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net Income	$3,188,787	$9,343,704
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	518,131	602,584
Change in fair value of warrants	-	(1,282,404)
Gain on disposal of fixed assets	(229,110)	-
Share-based payments	-	1,762,572
Bad debt expense	43,726	-
Changes in current assets and current liabilities:
Accounts receivable	46,185	(949,316)
Inventory	908,557	(1,744,837)
Advance payments	1,662,080	-
Other current assets	(154,593)	46,231
Accounts payable and accrued expenses	608,143	(170,205)
Accounts payable – construction related	(579,391)	2,918,583
Trade notes payable	2,665,260	-
VAT taxes payable	(346,290)	(1,020)
Income taxes payable	(345,177)	61,860
Other taxes payable	(40,352)	151,575
Dividends payable	-	(18,138)
Other current liabilities	(31,265)	45,190
Total adjustments	4,725,904	1,422,675

Net cash provided by operating activities	7,914,691	10,766,379

Cash flows from investing activities:
Addition to property and equipment	(2,836)	(7,400,717)
Proceeds from disposal of fixed assets	377,164	-
Addition of construction in progress	(136,400)	-
Additions to intangible assets – land use right	(1,822,780)	-
Additions to intangible assets – drug	(768,222)	-
Loans receivable	-	298,320

Net cash used in investing activities	(2,353,074)	(7,102,397)

Cash flows from financing activities:
Restricted cash	(3,104,244)	-
Proceeds from short-term bank loan	1,567,800	-
Dividends paid	-	(54,857)

Net cash used in financing activities	(1,536,444)	(54,857)

Effect of foreign currency translation on cash	1,158,325	550,470

Net increase in cash and cash equivalents	5,183,498	4,159,595

Cash and cash equivalents – beginning	31,724,906	27,009,066

Cash and cash equivalents – ending	$36,908,404	$31,168,661

Supplemental disclosures of cash flow information
Cash paid for interest	$132,775	$42,809
Cash paid for income taxes	$1,560,653	$1,847,507

SOURCE: Tianyin Pharmaceutical Co., Inc.